Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE: May 12, 2021

GREAT LAKES DREDGE & DOCK CORPORATION

ANNOUNCES PRICING OF SENIOR NOTES

Higher-Interest Senior Notes to be Redeemed with Net Proceeds

HOUSTON, May 12, 2021 -- Great Lakes Dredge & Dock Corporation (NASDAQ: GLDD) (“Great Lakes” or the “Company”) announced today that it has agreed to sell $325 million aggregate principal amount of its unsecured 5.25% Senior Notes due 2029 (the “2029 Notes”) pursuant to its previously-announced private offering.

The 2029 Notes were priced to investors at par and will mature on June 1, 2029. Each of the Company’s existing and future wholly-owned domestic subsidiaries that are co-borrowers or guarantors under its senior secured revolving credit agreement will guarantee the 2029 Notes.

Great Lakes intends to use the net proceeds from the offering, together with cash on hand, to redeem all $325 million aggregate principal amount of its outstanding 8.000% Senior Notes due 2022. The offering is expected to be completed on May 25, 2021, subject to the satisfaction or waiver of customary closing conditions.

The 2029 Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws in the United States and may not be offered or sold in the United States absent registration or an exemption from the applicable registration requirements. Accordingly, the 2029 Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A promulgated under the Securities Act and to non-U.S. persons outside the United States in accordance with Regulation S promulgated under the Securities Act. Holders of the 2029 Notes will not have registration rights.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, the 2029 Notes, nor will there be any sale of the 2029 Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release does not constitute a notice of redemption with respect to any of the Company’s outstanding senior notes.

The Company

Great Lakes is the largest provider of dredging services in the United States. In addition, the Company has a long history of performing significant international projects. The Company employs experienced civil, ocean and mechanical engineering staff in its estimating, production and project management functions. In its over 130-year history, the Company has never failed to complete a marine project. Great Lakes owns and operates the largest and most diverse fleet in the U.S. dredging industry, comprised of over 200 specialized vessels. Great Lakes has a disciplined training program for engineers that ensures experienced-based performance as they advance through Company operations. The Company’s Incident & Injury Free® (IIF®) safety management program is integrated into all aspects of the Company’s culture. The Company’s commitment to the IIF® culture promotes a work environment where employee safety is paramount.

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Cautionary Note Regarding Forward-Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “intends,” “plans,” “expects,” “anticipates,” “believes” and “will” and similar expressions are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These cautionary statements are being made with the intention of obtaining the benefits of the “safe harbor” provisions of the federal securities laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Great Lakes, include, but are not limited to: our failure to satisfy the conditions to the initial purchasers’ obligation to consummate the offering; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in the Company’s credit ratings; changes in the cash requirements, financial position, financing plans or investment plans of the Company or its affiliates; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of the Company or its affiliates to consummate the above-described transactions on the terms described above or at all; and other risks referenced from time to time in the filings of the Company with the SEC.

Although Great Lakes believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Great Lakes’ future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to publicly update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

For further information contact:

Tina Baginskis

Director, Investor Relations

630-574-3024

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